UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2010

EXPRESSJET HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-31300	76-0517977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 North Sam Houston Parkway

West, Suite 200

Houston, Texas 77067

(Address of principal executive offices) (zip code)

(832) 353-1000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 12, 2010, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”), dated as of August 3, 2010, by and among SkyWest Inc., a Utah corporation (“SkyWest”), Express Delaware Merger Co., a Delaware corporation and an indirect wholly owned subsidiary of SkyWest (“Merger Sub”), and ExpressJet Holdings, Inc., a Delaware corporation (the “Company”), Merger Sub merged with and into the Company (the “Merger”). As a result of the Merger, the separate existence of Merger Sub ceased and the Company became a wholly-owned subsidiary of SkyWest.

At the effective time and as a result of the Merger, each issued and outstanding share of Company common stock (other than shares held by SkyWest or its affiliates and shares held by stockholders who are entitled to, and who properly exercised, appraisal rights under Delaware law) was cancelled and converted into the right to receive $6.75 in cash, without interest. The aggregate value of the merger consideration was approximately $131.6 million.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on August 4, 2010, and is incorporated herein by reference.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

In connection with the completion of the Merger, the Company notified the New York Stock Exchange (the “NYSE”) that each outstanding share of Company common stock (other than shares held by SkyWest or its affiliates and shares held by stockholders who are entitled to, and who properly exercised, appraisal rights under Delaware law) was cancelled and converted in the Merger into the right to receive $6.75 in cash, without interest, and requested that the NYSE file a notification of removal from listing on Form 25 with the SEC with respect to the Company common stock (and the associated preferred stock purchase rights). In addition, the Company intends to file with the SEC a certification and notice of termination on Form 15 with respect to the Company common stock (and the associated preferred stock purchase rights), requesting that the Company common stock (and the associated preferred stock purchase rights) be deregistered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the reporting obligations of the Company under Sections 13 and 15(d) of the Exchange Act be suspended.

Item 3.03	Material Modification to Rights of Security Holders.

Pursuant to the Merger Agreement, each outstanding share of Company common stock (other than shares held by SkyWest or its affiliates and shares held by stockholders who are entitled to, and who properly exercised, appraisal rights under Delaware law) was cancelled and converted in the Merger into the right to receive $6.75 in cash, without interest. At the effective time of the Merger, holders of Company common stock immediately prior to the effective time of the Merger ceased to have any rights as stockholders of the Company (other than their right to receive the merger consideration).

The information set forth in Item 3.01, Item 5.01 and Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, which was attached as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010, and is incorporated herein by reference.

Item 5.01.	Changes in Control of Registrant.

On November 12, 2010, pursuant to the terms of the Merger Agreement, SkyWest completed its acquisition of the Company via the merger of Merger Sub with and into the Company, and the Company became a wholly-owned subsidiary of SkyWest. SkyWest paid the aggregate merger consideration of approximately $131.6 million using cash on hand.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of the effective time of the Merger, each of Salvatore J. Badalamenti, George R. Bravante, Jr., Janet M. Clarke, Kim A. Fadel, Alan Freudenstein, Judith R. Haberkorn, Thomas M. Hanley, Patrick Kelly and Bonnie S. Reitz, who were members of the board of directors of the Company prior to the Merger, ceased to be directors of the Company.

In connection with the Merger, on November 12, 2010, the Company and Thomas M. Hanley, President and Chief Executive Officer of the Company, entered into Amendment No. 1 to Stand-Alone Restricted Stock Award Agreement (the “Amendment”). Pursuant to the Amendment, 40% of the shares of restricted stock granted to Mr. Hanley in connection with his appointment as President and Chief Executive Officer vested immediately prior to the effective time of the Merger.

A copy of the Amendment is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item. 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In accordance with the terms of the Merger Agreement, the certificate of incorporation of the Company was amended and restated at the effective time of the Merger to read as set forth in the form attached hereto as Exhibit 3.1. In addition, the bylaws of the Company were amended and restated at the effective time of the Merger to read as set forth in the form attached hereto as Exhibit 3.2.

The disclosures contained in this Item 5.03 do not purport to be a complete description of the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, and they are qualified in their entirety by reference to the amended and restated certificate of incorporation and the amended and restated bylaws of the Company, which are attached hereto as Exhibit 3.1 and Exhibit 3.2, respectively, and are incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 10, 2010, the Company held a special meeting of stockholders in order to consider and vote upon the following proposals: (i) to adopt and approve the Merger Agreement (the “Merger Proposal”) and (ii) to approve an adjournment or postponement of the special meeting, if necessary or appropriate, to solicit additional proxies in the event that there are not sufficient votes at the time of the special meeting to adopt and approve the Merger Agreement (the “Adjournment Proposal”).

At the special meeting, the Company’s stockholders approved both proposals. As of September 27, 2010, the record date for the special meeting, there were 20,340,284 shares of Company common stock outstanding and entitled to vote at the special meeting. Holders of 14,501,417 shares of Company common stock, representing approximately 71% of the shares of Company common stock outstanding as of the record date for the special meeting, were present in person or by proxy, and a summary of the voting results for each proposal is set forth below.

Merger Proposal

For	Against	Abstain

14,346,466	153,886	1,065

Adjournment Proposal

For	Against	Abstain

14,263,547	227,049	10,821

Item 8.01	Other Events.

On November 10, 2010, the Company issued a press release announcing the results of the special meeting of stockholders. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2010, by and among SkyWest, Inc., Express Delaware Merger Co. and ExpressJet Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Certificate of Merger merging Express Delaware Merger Co. with and into the Company.

10.1	Amendment No. 1 to Stand-Alone Restricted Stock Award Agreement, dated as of November 12, 2010, between the Company and Thomas M. Hanley.

99.1	Press Release dated November 10, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPRESSJET HOLDINGS, INC.

By:	/S/ PHUNG NGO-BURNS
Name:	Phung Ngo-Burns
Title:	Vice President & Chief Financial Officer

Dated: November 12, 2010

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of August 3, 2010, by and among SkyWest, Inc., Express Delaware Merger Co. and ExpressJet Holdings, Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on August 4, 2010).

3.1	Amended and Restated Certificate of Incorporation of the Company.

3.2	Amended and Restated Bylaws of the Company.

4.1	Certificate of Merger merging Express Delaware Merger Co. with and into the Company.

10.1	Amendment No. 1 to Stand-Alone Restricted Stock Award Agreement, dated as of November 12, 2010, between the Company and Thomas M. Hanley.

99.1	Press Release dated November 10, 2010.